Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Spartan Tax-Free Bond Fund which is included in Post-Effective Amendment No. 101 to registration Statement No. 811-1352 on Form N-1A of Fidelity Devonshire Trust.

____________________________	/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
March 27, 2001